Exhibit 99.1

TICC Announces Results of Reconvened Annual Shareholder Meeting

GREENWICH, CT – 06/27/2012 – TICC Capital Corp. (NasdaqGS: TICC) (the “Company”) announced today the results of its reconvened Annual Meeting of Shareholders (the “Meeting”) held on June 27, 2012. At the Meeting, shareholders elected Jonathan H. Cohen and G. Peter O’Brien as directors of the Company, each for a three-year term, or until their respective successors are duly elected and qualified.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established small and mid-size companies, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.